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Exhibit 10.2

                              AMENDMENT NO. 1
             TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 amends that certain Series C Preferred Stock Purchase Agreement by and between GateField Corporation ("GateField") and Actel Corporation ("Actel") dated as of August 14, 1998 (the "Agreement").

         GateField and Actel hereby agree to amend the Agreement as follows:

         1. RIGHT OF FIRST REFUSAL. Amend section 4.7(a) of the agreement by deleting the second sentence and substituting the following in lieu thereof:


                The Purchaser's pro rata share, for purposes of this Section 4.7, shall equal a fraction, the numerator of which is the sum of (1) the number of shares of common stock then held by such Purchaser, (2) the number of shares of common stock issuable upon conversion of shares of Preferred Stock then held by such Purchaser, (3) the number of shares of common stock issuable at any time upon exercise and/or conversion of convertible notes then held by such Purchaser, and (4) the number of shares of common stock issuable upon exercise and/or conversion of other convertible securities, options, rights or warrants then held by such Purchaser, and the denominator of which is the sum of (1) the total number of shares of common stock then outstanding, (2) the total number of shares of common stock issuable upon conversion of preferred stock then outstanding, (3) the total number of shares of common stock issuable at any time upon exercise and/or conversion of convertible notes then outstanding, and (4) the total number of shares of common stock issuable upon exercise and/or conversion of all other convertible securities, options, rights and warrants then outstanding.

         Except as amended hereby, the provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 by their respective duly authorized representatives as of May 25, 1999.



          GATEFIELD CORPORATION           ACTEL CORPORATION

By:  /s/ Timothy Saxe                     By:  /s/ Esmat Z. Hamdy
   ------------------------                  ------------------------
Name:  Timothy Saxe                       Name:  Esmat Z. Hamdy

Title:  President and CEO                 Title:  Sr. VP Technology & Operations